UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

November 27, 2007

VERIGY LTD.

(Exact name of registrant as specified in its charter)

Singapore	000-52038	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Verigy Ltd.

No. 1 Yishun Ave. 7

Singapore 768923

(Address of principal executive offices, including zip code)

+65 6755-2033

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02              Results of Operations and Financial Condition.

On November 27, 2007, Verigy Ltd. issued a press release regarding Verigy’s financial results for its fiscal quarter and year ended October 31, 2007. A copy of Verigy’s press release is attached hereto as Exhibit 99.1.

The Company includes in the press release certain non-GAAP financial measures, including non-GAAP net income. As required by Regulation G, the press release contains a reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measures as well as a discussion of management’s uses of, and rationale for presenting, the non-GAAP financial measures.

The information contained in Item 2.02 of this Current Report and Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the Exchange Act), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01              Other Events

On November 27, 2007, Verigy Ltd. issued a press release announcing that Verigy’s Board of Directors have approved a share repurchase program pursuant to which the Company would repurchase up to 10% of its outstanding ordinary shares.  The share repurchase program is subject to shareholder approval which will be sought at Verigy’s 2008 annual meeting.  A copy of Verigy’s press release is attached hereto as Exhibit 99.2.

Item 9.01              Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are furnished herewith:

Exhibit Number	Description

99.1	Text of press release issued by Verigy Ltd. on November 27, 2007 regarding financial results

99.2	Text of press release issued by Verigy Ltd. on November 27, 2007 regarding share repurchase program.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Verigy Ltd.

By:	/s/ Kenneth M. Siegel
Kenneth M. Siegel
Vice President and General Counsel

Date:  November 27, 2007

EXHIBIT INDEX

Exhibit Number	Description

99.1	Text of press release issued by Verigy Ltd. on November 27, 2007 regarding financial results

99.2	Text of press release issued by Verigy Ltd. on November 27, 2007 regarding share repurchase program.